Exhibit 10.3

CAMBREX CORPORATION
2012 EQUITY INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS
STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”) made and entered into as of the ___ day of _______, 20__, by and between CAMBREX CORPORATION (the “Corporation”), and «Name» (the “Optionee”), evidences the grant to Optionee on __________ (the “Grant Date”) of an option (the “Stock Option”) to purchase the number of shares of Stock specified below, subject to the terms of this Agreement and the Cambrex Corporation 2012 Equity Incentive Plan for Non-Employee Directors (the “Plan”).

1.         General.  The Stock Option is subject to the terms of the Plan, which are incorporated herein by reference, and to the provisions of this Agreement to the extent not inconsistent with the Plan.  Each capitalized term used in this Agreement and not separately defined herein shall have the meaning ascribed to it in the Plan.

2.         Shares Subject to Stock Option.  The Stock Option, which is a Nonqualified Stock Option, shall be exercisable at a purchase price of _____ per share for up to _______ shares (the “Shares”) of Stock, subject to the terms and conditions of the Plan and this Agreement.

3.         Expiration Date.  If not earlier terminated, the Stock Option shall terminate in all respects, and no attempted exercise as to any shares covered by the Stock Option shall be honored after, _______, 20__ (the “Expiration Date”).

4.         Vesting.

(a)           Vesting.  Except as otherwise provided in the Plan or this Agreement, the Stock Option shall be exercisable in full from and after the earlier of the date that is six months following the Grant Date or the date (if any) on which the Optionee ceases to be a director of the Corporation by reason of death or disability (as determined by the Administrator), but in no event later than the Expiration Date.

(b)           Change in Control.  The Stock Option, to the extent outstanding and not already exercisable, shall become exercisable upon the occurrence of a Change in Control, subject to the provisions of Section 7(b) of the Plan.

5.         Effect of Cessation of Service.

(a)           Unvested Stock Options.  Except as otherwise determined by the Administrator, any portion of the Stock Option held by an Optionee that is not exercisable on the date such Optionee’s service as a director ceases (determined after taking into account the effect of any death, disability or Change in Control under Section 4 above) shall be deemed to have expired immediately prior to such cessation of service.

(b)           Cessation of Service.  Subject to Section 5(c) below, if the Optionee’s service as a director ceases for any reason, any portion of the Stock Option that is exercisable at the time of such cessation shall remain exercisable until the earlier of (i) the first (1st) anniversary following such cessation and (ii) the Expiration Date, whereupon the Stock Option will automatically and immediately terminate in full.

(c)           Death or Disability Following Cessation of Service.  If the death or disability (as determined by the Administrator) of the Optionee occurs during the one-year period immediately following cessation of the Optionee’s service as a director and while the Stock Option is still outstanding and exercisable, then any portion of the Stock Option that was exercisable at the time of the Optionee’s death or Disability shall remain exercisable until the earlier of (i) the first (1st) anniversary of the Optionee’s death or Disability and (ii) the Expiration Date, whereupon the Stock Option will automatically and immediately terminate in full.

6.         Exercise of Stock Option.  Each election to exercise this Stock Option shall be in writing in a form acceptable to the Administrator, signed (including by means of an electronic signature in a form acceptable to the Administrator) by the Optionee or the Optionee’s executor, administrator, or legally appointed representative (in the event of the Optionee’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution and received by the Corporation at its principal office, accompanied by payment in full.  Subject to the further terms and conditions provided in the Plan and rules prescribed by the Administrator, the purchase price of the shares as to which any portion of a Stock Option is to be exercised shall be paid (A) in full in cash or by certified check, bank draft or money order, or (B) by delivery of shares of Stock owned by the Optionee, or (C) by any other or combination of these or other means approved by the Administrator.

7.         Transfer of Stock Option.  The Stock Option shall not be assignable or transferable except by will or the laws of descent and distribution, and, except to the extent required by law, no right or interest of the Optionee with respect to the Stock Option shall be subject to any lien, obligation or liability of the Optionee.  All rights with respect to the Stock Option shall be exercisable during the Optionee’s lifetime only by the Optionee.  Any attempt at assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof, and the levy of an attachment or similar proceeding upon the Stock Option, shall be null and void.

8.         Certain Adjustments.  If there shall occur any change with respect to the outstanding shares of Stock by reason of any stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Corporation’s capital structure that constitutes an equity restructuring within the meaning of FASB 718, the Stock Option shall be adjusted as provided in Section 7(d)(1) of the Plan.  The Stock Option may also be adjusted to take into account distributions to stockholders other than those provided for in Section 7(d)(1) of the Plan, or any other event, as provided under Section 7(d)(2) of the Plan.  The Corporation shall not be required to issue fractional shares upon exercise of the Stock Option after a change as provided for in this Section 8, but shall, to the extent practicable, make an adjustment in cash on the basis of the current market value of any fractional share.

9.         Governing Law.  The Stock Option shall be construed and given effect in accordance with the laws of the State of Delaware other than the conflict of laws provisions thereof.

10.       Headings.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of the provisions set forth herein.

11.       Notice.  Whenever notice is required to be given under the terms of this Agreement (including the Plan), except as otherwise expressly provided herein, such notice shall be in writing and delivered in person by the party giving notice (or by his, her or its agent) or by registered or certified mail as follows:

(i)           If to the Corporation, to it at:

One Meadowlands Plaza East Rutherford, New Jersey 07073 Attention: Corporate Secretary

(ii)           if to the Optionee or his or her legal representative, at their respective last known addresses as shown in the records of the Corporation, or in the absence of any such record for the Optionee’s legal representative, to the Optionee’s last known address as shown in the records of the Corporation, or

(iii)          to such other address with respect to either party as such party shall notify the other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CAMBREX CORPORATION

By:
Title:

Optionee

«Name»